#CURIO10

# CURIO CARDS #1 — 10 (NFT)

THIS INITIAL OFFERING IS COMING SOON!


1

## CURRENT VALUE: $75,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

# #CURIO10

## CURIO CARDS #1 – 10 (NFT)

SPECS

### FINANCIALS

| | |
|---|---|
| Initial Offering Share Price | $7.50 |
| Number of Shares | 10,000 |
| Initial Offering Market Cap. | $75,000 |
| Storage Location | Rally Metamask Wallet |

## ASSET SPECIFICATIONS

| | |
|---|---|
| NFT Collection | Curio Cards |
| Total Cards | 10 |
| Card No. 1 | Apples |
| Rarity | 1 of 1,809 (Apples) |
| Card No. 2 | Nuts |
| Rarity | 1 of 1,630 (Nuts) |
| Card No. 3 | Berries |
| Rarity | 1 of 1,584 (Berries) |
| Card No. 4 | Clay |
| Rarity | 1 of 460 (Clay) |
| Card No. 5 | Paint |

| | |
|---|---|
| Rarity | 1 of 438 (Paint) |
| Card No. 6 | Ink |
| Rarity | 1 of 438 (Ink) |
| Card No. 7 | Sculpture |
| Rarity | 1 of 1,865 (Sculpture) |
| Card No. 8 | Painting |
| Rarity | 1 of 2,000 (Painting) |
| Card No. 9 | Book |
| Rarity | 1 of 1,817 (Book) |
| Card No. 10 | Future |
| Rarity | 1 of 2,000 (Future) |
| Proof of Ownership | Ethereum Blockchain |

# DESCRIPTION OF SERIES CURIO CARDS ONE TO TEN

## Investment Overview

- Upon completion of the Series #CURIO10 Offering, Series #CURIO10 will purchase a Set of Curio Cards NFTs Numbered One to Ten for Series #CURIO10 (The "Series Curio Cards One to Ten" or the "Underlying Asset" with respect to Series #CURIO10, as applicable), the specifications of which are set forth below.
- Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.
- Curio Cards are a collection of digital trading card NFTs credited with being the first art-related NFT on the Ethereum blockchain.
- The Underlying Asset is a Set of Curio Cards NFTs Numbered One to Ten.

## Asset Description

*Overview & Authentication*

- Curio Cards were launched on May 9th, 2017, by Travis Uhrig, Thomas Hunt, and Rhett Creighton, "as an online gallery art show." The project used the Ethereum network to enable "a new model for creation and ownership of digital artwork -- a model that allows digital artists to create unique pieces of rare collectible art, get directly paid for their work, and interact with collectors in entirely new ways. Today this has become an entire field of digital art popularly known as NFTs," according to the Curio Cards website.
- Curio Cards are "a set of digital collectibles largely considered the first art-related NFTs on the Ethereum blockchain."
- The collection of Curio Cards is numbered 1 to 30, with artwork from seven different artists featured on the cards. According to the Curio Cards website: "Each numbered series has unique artwork and a fixed supply of digital prints, ranging in supply from 111 to 2k cards. There are a total of 29.7k cards, with an estimated 4k currently lost or destroyed. All Curio Cards were created in 2017, and no more can ever be created."
- According to Quartz: "Between 111 and 2,000 of each card are currently in circulation. And a complete set, sold at auction by an anonymous seller, even includes 17b, a "misprint," a series of which were generated by mistake."
- On October 1, 2021, Christie's auctioned a full set of 30 Curio Cards (plus the 17b error card) for $1,267,320.
- Curio Cards depict a wide array of subjects ranging from an apple (Card No. 1) to the Mona Lisa (Card No. 8).
- The wide variety of cards in the set have been attributed to hidden meanings over the years, such as card No. 1's apple representing "the fall from grace in the story of Adam and Eve."
- According to the essay accompanying Christie's auction of Curio Cards: "The titles of the first ten artworks in the series, all by the anonymous artist Phneep, are laconic in the extreme and simply describe the content of the pictures on the cards." The essay goes on to explain that the first card in the set, which depicts apples, is named "Apples."
- On the Curio Cards website, clicking on any of the first 10 cards in the collection will lead you to the following text: "The first 10 cards exist as a collection, and tell a story that has since been forgotten, unless you can track it down."
- The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

*Notable Features*

- The Underlying Asset is a Set of Curio Cards NFTs Numbered One to Ten.

*Notable Defects*

- The Underlying Asset is consistent with the proof of ownership stored on the Ethereum blockchain.

**Details**

| Series Curio Cards One to Ten | |
|---|---|
| **NFT Collection** | Curio Cards |
| **Total Cards** | 10 |
| **Card No. 1** | Apples |
| **Rarity** | 1 of 1,809 (Apples) |
| **Card No. 2** | Nuts |
| **Rarity** | 1 of 1,630 (Nuts) |
| **Card No. 3** | Berries |
| **Rarity** | 1 of 1,584 (Berries) |
| **Card No. 4** | Clay |
| **Rarity** | 1 of 460 (Clay) |
| **Card No. 5** | Paint |
| **Rarity** | 1 of 438 (Paint) |
| **Card No. 6** | Ink |
| **Rarity** | 1 of 438 (Ink) |
| **Card No. 7** | Sculpture |
| **Rarity** | 1 of 1,865 (Sculpture) |
| **Card No. 8** | Painting |
| **Rarity** | 1 of 2,000 (Painting) |
| **Card No. 9** | Book |
| **Rarity** | 1 of 1,817 (Book) |
| **Card No. 10** | Future |
| **Rarity** | 1 of 2,000 (Future) |
| **Proof of Ownership** | Ethereum Blockchain |

**Depreciation**

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Curio Cards One to Ten going forward.

#CURIO10 | $75K

# COMPARABLE ASSET VALUE



ASSET VALUE
**+1532.4%**

TRANSACTIONS
**7**

*“[L]ong before Curio Cards could fetch millions of dollars at auction, the project effectively laid dormant for years, adding to today’s appeal.”*

**QUARTZ**

October 2021

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#CURIO10

# CURIO CARDS #1 – 10 (NFT)

Many consider Curio Cards to be the very first art-related NFT. Each of the 30 cards depicts a diverse assortment of artwork ranging from an apple to the Mona Lisa. Less than 30,000 were created in 2017, with the limited supply leaving between 111 and 2,000 of each card in circulation. The first ten cards from the set carry a mysterious lore, leading collectors to debate, theorize, and investigate their meaning. #CURIO10 is a set of the first 10 cards from the Curio Cards collection.

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#CURIO10 | *Visuals*

“The first 10 cards exist as a collection, and tell a story that has since been forgotten, unless you can track it down.”

LAUNCH GALLERY ›

## #CURIO10 | *Timeline*

*May. 2017* — Curio Cards is launched by Travis Uhrig, Thomas Hunt, and Rhett Creighton "as an online gallery art show."

*Jan. 2018* — The New York Times asks "Will Cryptocurrencies Be the Art Market's Next Big Thing?"

*Sep. 2019* — PBS publishes a story titled: "How blockchain technology could revolutionize the art market."

*Mar. 2021* — Bloomberg cites a report from NonFungible.com claiming the overall NFT market was worth $250 million in 2020, a 299% increase from 2019."